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                                                                     EXHIBIT 99A


                                                  Bellwether Exploration Company
                                                          1331 Lamar, Suite 1455
                                                       Houston, Texas 77010-3039

                                                                    NEWS RELEASE

August 2, 1999
                                                                       ROB BENSH
                                                                  VICE PRESIDENT
                                                                 Capital Markets
                                                        benshr@bellwetherexp.com
                                                                  (713) 756-7029


       BELLWETHER EXPLORATION COMPANY FORMS OFFICE OF THE CHIEF EXECUTIVE
              UNDER LEADERSHIP OF NEW CHAIRMAN AND CEO J.P. BRYAN

              J. Darby Sere and William C. Rankin to Leave Company

HOUSTON - Bellwether Exploration Company announced today that its Board of Directors formed an Office of the Chief Executive to oversee the day-to-day running of the Company's operations, effective immediately. Directors J.P Bryan and Townes Pressler will constitute the Office of the Chief Executive. Mr. Bryan will serve as Chairman and CEO and, with Mr. Pressler, will be actively involved in the daily direction and operations of the Company until a new CEO can be found.

Mr. J. Darby Sere, previously Chairman and CEO and William C. Rankin, previously Senior Vice President and Chief Financial Officer are leaving the Company to pursue other opportunities. The Company will immediately commence a search for a new Chief Financial Officer.

"Bellwether's strategic direction is as clear to me today as it has been in any time in the Company's history," said Mr. Bryan. "Bellwether has the potential for significant growth in its core areas and will continue to focus on growth through acquisitions, one of the Company's strengths."

"The Board joins me in saluting Darby Sere's accomplishments at Bellwether. He has played a significant role in the company's history," said Mr. Bryan.

"We are actively pursuing opportunities to grow Bellwether while diligently seeking a new CEO who shares our vision and commitment to shareholder enhancement. In the interim, we will move decisively to take those actions that are necessary and prudent in our pursuit of increased shareholder value."

Townes Pressler has been a board member since May of 1998 and is currently President of Tepee Petroleum Company, Inc. and Pressler Petroleum Consultants. In addition to his role as Chairman of the Executive Committee, Mr. Pressler serves on the Company's acquisition and Torch negotiation committees. Mr. Pressler has 38 years of experience in the oil and gas industry.
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The Company will hold a teleconference call Monday, August 2, 1999 at 3 p.m.
Eastern Standard Time. If you would like to participate, please call
212-896-6077.

Bellwether Exploration Company (NASDAQ: BELW) is an independent oil and gas exploration and production Company headquartered in Houston, Texas. Bellwether employs a balanced program of producing property acquisitions and technology-driven exploration and exploitation to increase its reserves, cash flow and net asset value. The Company's principal area of activity is the Texas/ Louisiana Gulf Coast, both onshore and offshore.

For more information about Bellwether's operations please visit the Company's web site at www.bellwetherexp.com.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurances that forecasted results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are referenced in the Company's annual report and current reports and registration statements filed with the Securities and Exchange Commission.